EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of this 20 day of April, 2007, by and among Arrowhead Research Corporation, a Delaware corporation (the “Company”), and the purchasers of the Company’s Common Stock listed on Exhibit A hereto (the “Investors”).

RECITALS

WHEREAS, the Investors are purchasing shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Stock Purchase Agreement, dated April 20, 2007 (the “Purchase Agreement”);

WHEREAS, each Investor is also executing a Lock-Up and Standstill Agreement, dated April 20, 2007 (the “Lock-Up Agreement”), pursuant to which such Investors will hold the Common Stock subject to certain trading restrictions and adhere to a market standoff in Arrowhead securities generally;

WHEREAS, the obligations in the Purchase Agreement and the Lock-Up Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the transactions under the Purchase Agreement, the Company and the Investors have agreed to the provisions as set forth below.

NOW, THEREFORE, in consideration of these premises and intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person, where “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that when used with respect to the Company, “Affiliate” shall not include any Investor or Affiliate thereof.

“Closing Date” means the date of the closing of the purchase and sale of Common Stock under the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” shall mean an Investor (to the extent that the Investor holds Registrable Securities), and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 12 hereof.

“Lock-Up Date” means October 18, 2007, which is the date upon which the restrictions set forth in Section 2 of the Lock-Up are scheduled to expire by the terms of that agreement.

“Registrable Securities” means (i) shares of Common Stock purchased by the Investors pursuant to the Purchase Agreement, and (ii) shares of Common Stock issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been sold pursuant to a registration or in accordance with Rule 144.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2(a), 2(b) and 2(c) hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding any underwriters discounts or commissions which may be applicable). Registration Expenses shall also include the reasonable fees and disbursements for one special counsel to the selling stockholders reasonably acceptable to the Company.

“Restricted Securities” shall mean the Common Stock purchased by the Investors pursuant to the Purchase Agreement, including any securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger or similar event until such Common Stock are sold pursuant to a registration or until such Common Stock are sold or are eligible to be sold pursuant to Rule 144, including pursuant to subsection (k) of Rule 144.

“Rule 144” and “Rule 145” shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. Registration Rights.

(a) Initial Registration. The Company shall (i) cause a shelf registration statement on Form S-3 (or other appropriate form) (the “Initial Registration Statement”) covering the resale of all of the Registrable Securities to be filed with the Commission no later than forty- five (45) days immediately preceding the Lock-Up Date, (ii) cause such registration statement to be declared effective by the Commission no later than ninety (90) days after filing or one hundred twenty (120) days in the event of a review by the staff of the Commission, and (iii) keep such registration statement continuously effective until the Holders no longer hold any Registrable Securities that may not be sold either pursuant to (x) Rule 144(k) or (y) in their entirety in a single transaction pursuant to Rule 144 (the “Initial Registration”). The Company will include in such registration (and any related qualifications including compliance with blue sky laws), and in any underwriting involved therein, all Registrable Securities specified by any Holder in a written request or requests to the Company, made within ten days after the date of written notice of such registration from the Company to the Holders. Notwithstanding the foregoing obligations, if the Company furnishes to Holders a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such Initial Registration Statement to either become effective or remain effective for as long as such Initial Registration Statement otherwise would be required to remain effective and it is therefore necessary to defer the filing of such Initial Registration Statement, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the Company is obligated to file such Initial Registration Statement.

(b) Piggyback Registration Rights. If (but without any obligation to do so) Arrowhead shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to this Agreement), and other than a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 (or its successor rule under the Securities Act) transaction, a registration on any registration form that does not permit secondary sales, or a registration on any form which requires substantially more information than is required to be included in a registration statement covering the sale of the Registrable Securities (a “Piggyback Registration”), Arrowhead will:

(i) at least thirty (30) days prior to filing any such registration statement under the Securities Act, give to each Holder written notice thereof; and

(ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by Arrowhead within twenty (20) days after the written notice from Arrowhead described in Section 2(b)(i) above is mailed or delivered by Arrowhead. Such written request may specify all or a part of a Holder’s Registrable Securities. Piggyback Registration rights shall be afforded to such Holders in accordance with the priorities set forth in Section 2(f) hereof.

(c) Underwritten Piggyback Registration. If the Piggyback Registration of which Arrowhead gives notice is for a registered public offering involving an underwriting, Arrowhead shall so advise the Holders as a part of the written notice given pursuant to Section 2(b)(i). In such event, the right of any Holder to a Piggyback Registration pursuant to this Section 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall

(together with Arrowhead and the other holders of securities of Arrowhead with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form for offerings of the type proposed with the representative of the underwriter or underwriters selected by Arrowhead.

(d) Right to Terminate Piggyback Registration. Arrowhead shall have the right to terminate or withdraw any Piggyback Registration initiated by it under Section 2(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(e) “Market Stand-Off” Agreement. If requested in writing by an underwriter of Arrowhead Stock (or other securities) in an offering effected as part of a Piggyback Registration, the Holder shall not, from the date of a final prospectus relating to such Piggyback Registration for up to ninety (90) days following the effective date of that Piggyback Registration (such period, not to exceed ninety (90) days, the “Lock Out Period”):

(i) Lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of directly or indirectly, any shares of Arrowhead Stock or any securities convertible into or exercisable or exchangeable for Arrowhead Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired); or

(ii) Enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Arrowhead Stock (whether any such transaction described in Section 2(e)(i) or Section 2(e)(ii) is to be settled by delivery of Arrowhead Stock or such other securities, in cash or otherwise) then owned by such Holder (other than those included in the Piggyback Registration).

(iii) Notwithstanding anything contained herein to the contrary, this Section 2(e) shall be effective against a Holder if, and only if, (a) notice to the Holders under this Section 2(e) is delivered in writing to the Holders and the Holder elects to and is permitted to sell in such Piggyback Registration all or a portion of the Registrable Securities it then holds, and (b) each then holder (including Holders and any holder of shares of Arrowhead Stock having registration rights pursuant to an agreement other than this Agreement) of at least ten percent (10%) of the outstanding shares of Arrowhead Stock (on an as-converted and fully diluted basis) and all officers and directors of Arrowhead shall have entered into similar agreements and be bound by the same restrictions as the Holder.

(iv) The obligations described in this Section 2(e) shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future. In order to enforce the above covenant, Arrowhead shall have the right to place restrictive legends on the certificates representing the shares of Arrowhead Stock subject to this Section and to impose stop-transfer instructions with respect to the shares of Arrowhead Stock (or securities) subject to the foregoing restriction, at such time as such shares become subject to the restriction and until the end of such Lock Out Period.

(f) Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other securities of Arrowhead (including shares of Arrowhead Stock issued or issuable upon conversion of shares of any currently unissued series of preferred stock of Arrowhead) with registration rights (the “Other Shares”) requested to be included in a Piggyback Registration on behalf of the Holders or other selling stockholders exceeds the number (the “Optimal Quantity”) of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, Arrowhead shall include in such registration securities in the following priority:

(i) Priority on Piggyback Registrations. Arrowhead may limit, to the extent so advised by the managing underwriter(s), the amount of securities (including Registrable Securities) to be included in the registration by Arrowhead’s stockholders (including the Holders), or may exclude, to the extent so advised by the underwriter(s), such underwritten securities entirely from the registration. Arrowhead shall so advise all holders of securities requesting registration, and, subject to the preceding sentence, the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated (x) first to Arrowhead for securities being sold for its own account; (y) thereafter to the holders of Registrable Securities and Other Shares (other than Employee Stockholders, as defined below) electing to include shares in the registration, based on the number of shares held by each person on a pro rata basis; and (z) thereafter to employees, officers or directors of, or contractors, consultants or advisers to, Arrowhead who own Other Shares and are electing to include shares in the registration (“Employee Stockholders”), on a pro rata basis. If any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of such person’s allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests in the order described in subsections (x) and (y) above, pro rata under each such subsection on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated.

(ii) General Priority Over Other Arrowhead Stock. Arrowhead shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares of Arrowhead Stock held by stockholders with no registration rights or to include any shares of Arrowhead Stock issued to employees, officers, directors, contractors, consultants or advisers pursuant to any of Arrowhead’s employee stock option or stock purchase plans, stock bonuses or awards, incentive stock arrangements or similar arrangements. Except in accordance with Section 2(f)(i), in no event shall Arrowhead limit in any manner the number of Registrable Securities to be included in the Piggyback Registration. In no event shall Arrowhead limit in any manner the number of Registrable Securities to be included in the Initial Registration.

(g) Termination of Registration Rights. The right of any Holder to request inclusion in any registration pursuant to Section 2 shall terminate on the date that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 without restriction.

3. Expenses of Registration. All Registration Expenses incurred in connection with the registration described in Section 2 shall be borne by the Company. All other registration expenses, if any, shall be borne by the Holders pro rata on the basis of the number of shares so registered or proposed to be so registered.

4. Registration Procedures. The Company will keep each Holder advised in writing as to the initiation of the registration described in Section 2 and as to the completion thereof. The Company will:

(a) Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and cause such registration statement to become effective and remain effective, in each case in accordance with the timeframes provided in Sections 2(a).

(b) Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2(a) above.

(c) Prospectus. Furnish to the Holders such number of copies of the registration statement, any amendments thereto, any documents incorporated by reference therein, a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Qualification. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting Obligations. In the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement. The Company shall, if requested by the managing underwriter or underwriters, if any, counsel to Holders, or any holder of Registrable Securities included in such offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters, counsel to Holders or any holder of Registrable Securities reasonably requests to be included therein, and which is reasonably related to the offering of such Registrable Securities, including, without limitation, with respect to the Registrable Securities being sold by such holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and the Company shall promptly make all required filings of such prospectus supplement or post-effective amendment.

(f) Notice. Immediately notify each Holder holding Registrable Securities covered by a registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a “Suspension Notice”); provided, however, that (i) the Company shall not give more than two Suspension Notices during any period of twelve consecutive months, (ii) any such Suspension Notice shall not be given within one hundred twenty (120) days of the end of the Suspension Notice period under the prior Suspension Notice and (iii) in no event shall the period from the date on which any holder of Registrable Securities receives a Suspension Notice until the date on which such holder receives copies of the supplemented or amended prospectus or is advised in writing by the Company that the use of the prospectus may be resumed exceed for all Suspension Notices in the aggregate, sixty (60) days in any three hundred sixty-five (365) day period. The Company will use reasonable best efforts to promptly amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Listing. Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or, if no securities are then listed, on the NASDAQ Stock Market Inc.’s Global Market.

(h) Transfer Agent; CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

(i) Stop Orders. Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement relating to Registrable Securities, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment.

(j) Company Records. Upon reasonable notice, make available to each Holder, any underwriter participating in any disposition pursuant to a registration statement relating to Registrable Securities, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement, provided that each such Holder and Inspector has entered into a customary confidentiality agreement with respect to such Records.

(k) NASD Matters. Cooperate with each Holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”), including, if appropriate, the pre-filing of a prospectus as part of a registration statement in advance of an underwritten offering.

5. Indemnification.

(a) Company Indemnification. The Company will indemnify each holder (if Registrable Securities held by such holder are included in the securities as to which such registration is being effected), each of its officers and directors and partners, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such holder, each of its officers and directors, and each person controlling such holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder or controlling person, and stated to be specifically for use therein; provided, further, that the indemnity agreement contained in this subsection 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Holder Indemnification. Each holder will, if Registrable Securities held by such holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such holder, and will reimburse the Company, each such Holder, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or such Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided, further, that the indemnity agreement contained in this Subsection 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying holder (which consent shall not be unreasonably withheld or delayed). The liability of any holder for indemnification under this Section 5(b) in its capacity as a seller of Registrable Securities shall not exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement by such holder, and (ii) the amount equal to the net proceeds to such holder of the securities sold in any such registration.

(c) Notice. Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by an Holder hereunder exceed the proceeds from the offering received by such Holder.

(e) Survival. The obligations of the Company and the Holders under this Section 5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. The provisions of this Section 5 shall survive any termination of this Agreement.

6. Information by Holder. The Holder or Holders holding Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Agreement.

7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use reasonable best efforts to:

(a) Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) Filing. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) Rule 144 Statement. So long as an Holder owns any Restricted Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

8. Amendment. Except as otherwise provided herein, additional parties may be added to this Agreement and any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Holder. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder, any transferee thereof and the Company.

9. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.

10. Entire Agreement; Counterparts; Successors. This Agreement constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior written and oral agreements and understandings, and all contemporaneous oral agreements and understandings, among the parties with respect to this subject matter. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

11. Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

12. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s and each Holder’s successors, assigns and transferees, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities. If any assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

13. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

(a) Holder. If to an Holder, at such Holder’s address as set forth in either Exhibit A, or at such other address as such Holder shall have furnished to the Company.

(b) Company. If to the Company, to:

Arrowhead Research Corporation

201 South Lake Avenue, Suite 703

Pasadena, California 91101

Attention: President;

Facsimile number 626-304-3401

or at such other address as the Company shall have furnished to the Holders.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

14. Specific Performance. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law and to the extent the party seeking such relief would be entitled to the merits to obtain such relief, each party waives any objection to the imposition of such relief.

15. Designation of Forum and Consent to Jurisdiction. The parties hereto (i) designate the courts of the State of California as the forum where all matters pertaining to this Agreement may be adjudicated, and (ii) by the foregoing designation, consent to the exclusive jurisdiction and venue of such courts for the purpose of adjudicating all matters pertaining to this Agreement.

16. Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

ARROWHEAD RESEARCH CORPORATION

By:	/s/ R. Bruce Stewart
Name:	R. Bruce Stewart
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

INVESTORS:

/s/ William A. McMinn
William A. McMinn

/s/ Bob Gower
Bob Gower

/s/ Mary H. Cain
Mary H. Cain

THE MARY H. CAIN MARITAL TRUST

By:	/s/ Mary H. Cain
Mary H. Cain, Trustee

Exhibit A

William A. McMinn

8 Greenway Plaza East, Suite 702

Houston, Texas 77046

Bob Gower

16200 Park Row,

Houston, TX 77084

Mary H. Cain

8 Greenway Plaza, Suite 702,

Houston, TX 77046

The Mary H. Cain Marital Trust

8 Greenway Plaza, Suite 702,

Houston, TX 77046